UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 2005


                             LCC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                    0-21213                    54-1807038
(State or other jurisdiction     (Commission                 (IRS Employer
    of incorporation)            File Number)             Identification Number)



   7925 Jones Branch Drive, McLean, VA                         22102
(Address of principal executive offices)                     (Zip Code)



      (Registrant's telephone number, including area code): (703) 873-2000

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.


On September 14, 2005, LCC International, Inc. (the "Company") announced that Richard J. Lombardi, 63, has joined its Board of Directors and will also serve on the Board's Audit Committee and Nominating and Governance Committee. The Board of Directors has determined that Mr. Lombardi is "independent" under NASD rules and that he meets the additional independence requirements for members of audit committees under NASD and SEC rules.

Mr. Lombardi, formerly president of AT&T Government Markets, has over 35 years experience in the telecommunications industry. In addition to having been president of AT&T Government Markets, Mr. Lombardi was Vice President of AT&T Federal Systems and Vice President of the AT&T Southern Region.

Mr. Lombardi also previously served as a director at NetCom Solutions International, Inc. where he served as the chairman of the audit and operations committees. He served on the executive committee of the Computer & Communications Industry Association including serving one year as its chairman. He is a past member of the board of directors of AFCEA International (Armed Forces Communications and Electronics Association). Industry honors include having been named "Industry Executive of the Year" by Government Computer News and twice named to Federal Computer Week's "Fed 100". Mr. Lombardi received his BSEE from Manhattan College and his Executive MBA from Columbia University. A copy of the press release issued by the Company to report the above described appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company has entered into an agreement with Mr. Lombardi (the "Lombardi Agreement") pursuant to which the Company has agreed to compensate Mr. Lombardi for his services as director as follows: (i) an annual board service fee of $30,000; (ii) per meeting fees of $1,000 for each meeting of the Board of Directors he attends, $1,000 for each meeting of the Audit Committee he attends and $500 for each meeting of Nominating and Corporate Governance committee he attends; and (iii) an annual committee service fee of $2,000 for each committee on which he serves, with an additional annual fee of $3,000 for any committee which he chairs. Mr. Lombardi is also eligible to receive options to purchase the Company's Class A common stock in an annual amount of up to 10,000 shares as determined at the discretion of the Board of Directors and an initial grant upon joining the Board of Directors equal to a pro rata portion of 10,000 shares based on the time elapsed between the date Mr. Lombardi joins the Board of Directors and the date of the most recent annual meeting of the Board of Directors. Based upon the foregoing, on September 14, 2005, the Company granted Mr. Lombardi options to purchase 7,100 shares at an exercise price of $2.69 per share. A copy of the Lombardi Agreement is attached hereto as Exhibit 10.1 and incorporated by reference. The Company and Mr. Lombardi also entered into the Company's standard form of Indemnity Agreement pursuant to which Mr. Lombardi shall be entitled to indemnification with respect to certain claims arising out of his service to the Company.



Item 9.01 Financial Statements and Exhibits.

(c)     Exhibit 10.1    Letter Agreement, dated September 14, 2005, between LCC
                        International, Inc. and Richard J. Lombardi

        Exhibit 99.1    Press Release, dated September 14, 2005


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LCC INTERNATIONAL, INC.


Date:  September 14, 2005            By:  /s/  Peter A. Deliso
                                         ---------------------
                                           Peter A. Deliso
                                           Interim Chief Executive Officer,
                                           General Counsel and
                                           Secretary


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

                                  EXHIBIT INDEX



Exhibit No.     Description
-----------     -----------

10.1 Letter Agreement, dated September 14, 2005, between LCC International, Inc. and Richard J. Lombardi

99.1            Press Release dated September 14, 2005 issued by LCC
                International, Inc.


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